Exhibit 99.1

                       ANNUAL STATEMENT AS TO COMPLIANCE

                        Soundview Home Loan Trust 2005-2

I, Robert Frye, hereby certify that I am a duly appointed Executive Vice President of Centex Home Equity Company, LLC (the "Servicer"), and further certify as follows:

      1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of May 1, 2005, (the "Agreement"), among Financial Asset Securities Corp., as depositor, Centex Home Equity Company, LLC and Saxon Mortgage Services, Inc., as Servicers and Deutsche Bank National Trust Company, as trustee.

      2. I have reviewed the activities of Centex Home Equity Company, LLC as Servicer during the preceding year and the Centex Home Equity Company, LLC's performance under the Agreement and to the best of my knowledge, based on such review, the Centex Home Equity Company, LLC has fulfilled all of its obligations under the Agreement throughout the year.

      Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

Dated: March 15, 2006

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 15, 2006.

                                             By: /s/ Robert Frye
                                                --------------------------------
                                             Name: Robert Frye
                                             Title: Executive Vice President

I, Andrew Cline, a (an) SVP and Assoc. Gen. Counsel if the Servicer, hereby certify that Robert Frye is a duly elected, qualified, and acting Executive Vice President of the Servicer and that the signature appearing above is his/her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 15, 2006.

                                             By: /s/ Andrew N. Cline
                                                --------------------------------
                                             Name: Andrew N. Cline
                                             Title: SVP and Assoc. Gen. Counsel